Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of GNC Holdings, Inc. (the "Company"), for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert F. Moran, as Interim Chief Executive Officer of the Company, and Tricia K. Tolivar, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert F. Moran
Name:	Robert F. Moran
Title:	Interim Chief Executive Officer
(Principal Executive Officer)
Date: February 16, 2017

/s/ Tricia K. Tolivar
Name:	Tricia K. Tolivar
Title:	Chief Financial Officer
(Principal Financial Officer)
Date: February 16, 2017

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.